Exhibit 99.1

CelLynx, Inc.

(A Development Stage Company)

Financial Statements

Contents

Page
Report of Independent Registered Public Accounting Firm	1
Financial Statements:
Balance Sheets as of September 30, 2007 and 2006 and March 31, 2008 (unaudited)	2
Statements of Operations for the period October 11, 2005 (Date of Inception) to September 30, 2006 and for the year ended September 30, 2007, the Six Months Ended March 31, 2008 and 2007 (unaudited) and the Period From October 11, 2005 (Date of Inception) to March 31, 2008 (unaudited)	3
Statements Of Stockholders’ Deficit for the Period from October 11, 2005 (Date of Inception) to March 31, 2008	4
Statements Of Cash Flows for the period October 11, 2005 (Date of Inception) to September 30, 2006 and for the year ended September 30, 2007, the Six Months Ended March 31, 2008 and 2007 (unaudited) and the Period From October 11, 2005 (Date of Inception) to March 31, 2008 (unaudited)	5
Notes To Financial Statements	6

i

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
CelLynx, Inc.
Laguna Niguel, California

We have audited the accompanying balance sheets of CelLynx, Inc. (a development stage company) as of September 30, 2007 and 2006, and the related statements of operations, stockholders' deficit, and cash flows for the period October 11, 2005 (inception) to September 30, 2006 and for the year ended September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CelLynx, Inc., as of September 30, 2007 and 2006, and the results of its operations and cash flows for the period October 11, 2005 (inception) to September 30, 2006 and for the year ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced severe liquidity problems. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
July 24, 2008

CELLYNX, INC.
(A Development Stage Company)
BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 AND 2006 AND MARCH 31, 2008 (UNAUDITED)

	September 30,	September 30,	March 31,
	2007	2006	2008
			(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,371	$152,167	$91,531
Other assets	-	-	4,397
Total current assets	2,371	152,167	95,928

EQUIPMENT, net	755	1,259	2,077
INTANGIBLE ASSETS, net	28,406	14,702	45,729
TOTAL ASSETS	$31,532	$168,128	$143,734

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Payroll taxes payable	-	-	47,522
Accrued liabilities	37,569	30,737	98,297
Note payable	250,000	-	250,000
Share-based compensation liability	-	-	296,267
Accrued interest	12,192	1,644	18,392
Total current liabilities	299,761	32,381	710,478

LONG TERM LIABILITIES
Note payable	-	250,000	-
Stockholder notes	52,400	-	60,000
Total liabilities	352,161	282,381	770,478

STOCKHOLDERS' DEFICIT:

Common stock, no par value, 120,000,000 authorized; 54,264,666 40,278,000, and 59,913,599 (unaudited) shares issued and outstanding	699,631	559,764	1,209,535
Additional paid in capital	16,652	16,652	(72,966)
Deficit accumulated during the development stage	(1,036,912)	(690,669)	(1,763,313)
Total stockholders' deficit	(320,629)	(114,253)	(626,744)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$31,532	$168,128	$143,734

The accompanying notes are an integral part of these financial statements

CELLYNX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE PERIOD OCTOBER 11, 2005 (Date of Inception) TO SEPTEMBER 30, 2006 AND THE YEAR ENDED SEPTEMBER 30, 2007,
FOR THE SIX MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE PERIOD FROM OCTOBER 11, 2005 (DATE OF INCEPTION) TO MARCH 31, 2008 (UNAUDITED)

	Year Ended September 30,	For the period from October 11, 2005 (date of inception) to September 30,	Six Months Ended March 31,		For the period from October 11, 2005 (date of inception)
	2007	2006	2008	2007	to March 31, 2008
			(Unaudited)	(Unaudited)	(Unaudited)

Net Revenue	$-	$-	$-	$-	$-

Cost of Revenue	-	-	-	-	-

Gross profit	-	-	-	-	-

Operating expenses
Research and development	81,218	209,701	53,068	81,219	343,987
General and administrative	254,650	481,245	668,984	249,914	1,404,879
Total operating expenses	335,868	690,946	722,052	331,133	1,748,866
Loss from operations	(335,868)	(690,946)	(722,052)	(331,133)	(1,748,866)

Non-operating income (expense):
Interest income	173	1,921	-	173	2,094
Interest expense	(10,548)	(1,644)	(6,200)	(5,000)	(18,392)
Change in fair value of share-based compensation liability	-	-	1,851	-	1,851
Total non-operating (expense) income	(10,375)	277	(4,349)	(4,827)	(14,447)

Loss before provision for income taxes	(346,243)	(690,669)	(726,401)	(335,960)	(1,763,313)

Provision for income taxes	-	-	-	-	-

Net loss	$(346,243)	$(690,669)	$(726,401)	$(335,960)	$(1,763,313)

Weighted average shares outstanding :
Basic	47,443,771	35,534,446	55,971,315	40,585,399	44,499,913
Diluted	47,443,771	35,534,446	55,971,315	40,585,399	44,499,913

Earnings per share:
Basic	$(0.01)	$(0.02)	$(0.01)	$(0.01)	$(0.04)
Diluted	$(0.01)	$(0.02)	$(0.01)	$(0.01)	$(0.04)

The accompanying notes are an integral part of these financial statements

CELLYNX, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR PERIOD FROM OCTOBER 11, 2005 (DATE OF INCEPTION) TO MARCH 31, 2008

				Deficit
				Accumulated
				During	Total
	Common Stock		Additional Paid	Development	Stockholders'
	Shares	Amount	in Capital	Stage	Deficit

Balance, October 11, 2005 (Date of Inception)	-	$-	$-	$-	$-

Shares issued for cash	37,300,000	261,964	-	-	261,964
Shares issued for services	2,978,000	297,800	-	-	297,800
Options issues to employees and non employees	-	-	16,652	-	16,652
Net loss	-	-	-	(690,669)	(690,669)
Balance, September 30, 2006	40,278,000	559,764	16,652	(690,669)	(114,253)

Shares issued for services	13,986,666	139,867	-	-	139,867
Net loss	-	-	-	(346,243)	(346,243)
Balance, September 30, 2007	54,264,666	699,631	16,652	(1,036,912)	(320,629)

Shares issued for cash (unaudited)	5,187,822	466,904	-	-	466,904
Shares issued for services (unaudited)	461,111	43,000	-	-	43,000
Transfer to share-based compensation liability	-	-	(89,618)	-	(89,618)
Net loss (unaudited)	-	-	-	(726,401)	(726,401)
Balance, March 31, 2008 (unaudited)	59,913,599	$1,209,535	$(72,966)	$(1,763,313)	$(626,744)

The accompanying notes are an integral part of these financial statements

CELLYNX, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD OCTOBER 11, 2005 (Date of Inception) TO SEPTEMBER 30, 2006 AND THE YEAR ENDED SEPTEMBER 30, 2007,
FOR THE SIX MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)
AND THE PERIOD FROM OCTOBER 11, 2005 (DATE OF INCEPTION) TO MARCH 31, 2008 (UNAUDITED)

	Year Ended September 30,	For the period from October 11, 2005 (date of inception) to September 30,	Six Months Ended March 31,		For the period from October 11, 2005 (date of inception)
	2007	2006	2008	2007	to March 31, 2008
			(unaudited)	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(346,243)	$(690,669)	$(726,401)	$(335,960)	$(1,763,313)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	504	315	406	252	1,225
Stock issued for services	139,867	297,800	43,000	-	480,667
Stock compensation expense for options issued to employees	-	16,652	208,500	-	225,152
Change in share-based compensation liability	-	-	(1,851)	-	(1,851)
Change in other assets	-	-	(4,397)	-	(4,397)
Change in payroll taxes payable	-	-	47,522	-	47,522
Change in accrued liabilities	6,832	30,737	60,728	(12,117)	98,297
Change in accrued interest	10,548	1,644	6,200	5,000	18,392
Net cash used in operating activities	(188,492)	(343,521)	(366,293)	(342,825)	(898,306)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(1,574)	(1,728)	-	(3,302)
Increase in intangible assets	(13,704)	(14,702)	(17,323)	-	(45,729)
Net cash used in investing activities	(13,704)	(16,276)	(19,051)	-	(49,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	-	250,000	-	-	250,000
Proceeds from issuance of common stock	-	261,964	466,904	194,866	728,868
Proceeds from stockholders note payable	52,400	-	7,600	-	60,000
Net cash provided by financing activities	52,400	511,964	474,504	194,866	1,038,868

NET (DECREASE) INCREASE IN CASH	(149,796)	152,167	89,160	(147,959)	91,531

CASH , BEGINNING OF PERIOD	152,167	-	2,371	152,167	-

CASH, END OF PERIOD	$2,371	$152,167	$91,531	$4,208	$91,531

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

CelLynx, Inc. (“CelLynx” or the “Company”) was incorporated October 11, 2005, under the laws of the State of California.  The Company develops and manufactures a cell phone signal amplifier. As of March 31, 2008, the Company has not commenced planned operations.

Development Stage Company and Going Concern

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company is in the development stage since planned principal activities have not commenced and the Company has not generated any revenue. In a development stage company, management devotes most of its activities to developing a market for its products and services. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and debt financing to continue operations and to generate sustainable revenue. There is no guarantee that the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the year ended September 30, 2007 and the six months ended March 31, 2008, the Company incurred  net losses of $346,243 and $726,401 (unaudited), respectively and as of September 30, 2007 and March 31, 2008, the Company has a deficit accumulated during the development stage of $1,036,912 and $1,763,313 (unaudited), respectively. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s consolidated financial position, the consolidated results of their operations, and cash flows for the periods presented. The results of operations for the six months ended March 31, 2008 are not necessarily indicative of the results for the entire fiscal year ending September 30, 2008.

Note 2 - Summary of Significant Accounting Policies

Cash

From time to time the Company’s cash may exceed the FDIC $100,000 insurance limit. The Company has not experienced any losses, and does not anticipate incurring any losses related to this credit risk.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Equipment

Equipment is stated at historical cost and are depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure that the depreciation method and period are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations. The useful life of the equipment is being depreciated over three years.

Impairment or Disposal of Long-lived Assets

In August 2001, the FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 clarify the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. The Company has implemented FAS 144 for this fiscal year. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting.  Revenues will be recognized in the period the products are shipped.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
 Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

The Company analyzes all financial instruments with features of both liabilities and equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

The Company’s share-based compensation liability is carried at fair value totaling $296,267 (unaudited), as of March 31, 2008. The Company used Level 2 inputs for its valuation methodology for the share-based compensation liability, and the fair values is determined by using the Black Scholes option pricing model based on various assumptions.

The Company recognized a $1,851 (unaudited) gain, on the change in the share-based compensation liability for the six months ended March 31, 2008, and compensation expense of $208,500 (unaudited) for the six month ended March 31, 2008.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are provided based upon the liability method of accounting in accordance with SFAS No. 109, “Accounting for Income Taxes”.  Deferred income taxes are recognized for the tax effect of temporary differences between the basis of assets and liabilities for financial statement and income tax purposes.  Pursuant to SFAS No. 109 the Company is required to compute deferred income tax assets for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes”, during 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Net Loss Per Share

The Company reports loss per share in accordance with the provision of SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires presentation of basic and diluted losses per share in conjunction with the disclosure of the methodology used in computing such losses per share. Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period, plus the potential dilutive effect of common shares issuable upon exercise or conversion of outstanding stock options and warrants during the period. As of March 31, 2008, September 30, 2007 and 2006, the Company had 26,842,766 (unaudited), 1,125,000 and 1,125,000 options outstanding, respectively.  These shares were excluded from diluted loss per share for all periods presented because of their anti-dilutive effect.

Stock-Based Compensation

The Company accounts for its stock-based compensation for employees in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, "Share-Based Payment, an Amendment of Financial Accounting Standards Board (“FASB”) Statement No. 123." The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Patents and Trademarks

Acquired patents and trademarks are capitalized at their acquisition cost or fair value. The legal costs, patent registration fees and models and drawings required for filing patent applications are capitalized if they relate to commercially viable technologies. Commercially viable technologies are those technologies that are projected to generate future positive cash flows in the near term. Legal costs associated with applications that are not determined to be commercially viable are expensed as incurred. All research and development costs incurred in developing the patentable idea are expensed as incurred. Legal fees from the costs incurred in successful defense to the extent of an evident increase in the value of the patents are capitalized.

Capitalized cost for pending patents are amortized on a straight-line basis over the remaining twenty year legal life of each patent after the costs have been incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. Management is currently evaluating the effect of this pronouncement on financial statements.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations.” SFAS No. 141 (Revised 2007) changes how a reporting enterprise accounts for the acquisition of a business. SFAS No. 141 (Revised 2007) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and applies to a wider range of transactions or events. SFAS No. 141 (Revised 2007) is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133” (“SFAS 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company has not determined the effect of the application of SFAS 161 on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  This Statement will not have and impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.”  The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have and impact on the Company’s financial statements.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Note 3 - Equipment

In February of 2006, the Company purchased computer equipment in the total amount of $1,574, which is depreciated over 3 years using the straight-line depreciation method. The Company has recorded depreciation expense of $504 and $315, for the years ended September 30, 2007 and 2006, respectively.  The Company has recorded depreciation expense of $406 (unaudited), $252 (unaudited), and $1,225 (unaudited) for the six months ended March 31, 2008 and 2007 and for the period from October 11, 2005 (date of inception) through March 31, 2008, respectively. Additions to equipment totaled $1,728 during the six months ended March 31, 2008. Accumulated depreciation at March 31, 2008 (unaudited), September 30, 2007, and September 30, 2006 was $1,225, $819, and $315, respectively.

Note 4 – Intangible Assets

The Company has incurred legal costs in acquiring patent and trademark rights. These costs are projected to generate future positive cash flows in the near term and have been capitalized to intangible assets in the period incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively. No amortization has been recorded as of March 31, 2008, as the intangible assets have not been issued to the Company.

Intangible assets consist of the following:

	September 30, 2007	September 30, 2006	March 31, 2008
Patents	$24,224	$10,820	$33,542
Trademarks	4,182	3,882	12,187
Less: accumulated amortization	-	-	-
Net intangible assets	$28,406	$14,702	$45,729

The following table summarizes the amortization over the next 5 years:

Years ended September 30,	Amount
2008	$1,629
2009	1,629
2010	1,629
2011	1,629
2012	1,629
Thereafter	20,259

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Note 5 – Note Payable

On August 15, 2006, the Company issued a secured, subordinated, convertible promissory note (the “Note”) for $250,000 to an unrelated entity.  The Note is convertible into shares of the Company’s common stock upon the Next Financing Securities.  The conversion price is the per- share purchase price paid for the Next Financing Securities by the investors in the Next Financing.

In addition, the Company issued warrants in connection with this Note.  The warrants will be issued upon the Company closing its Next Financing Securities.  The number of shares that can be purchased is obtained by dividing 20% of the initial principal amount of the Note by the price per share paid by the investors in the Next Financing.

The Next Financing Securities are the equity securities issued by the Company in the Next Financing with such rights, preferences, privileges and restrictions, contractual or otherwise, as the securities issued by the Company in the Next Financing. The Company’s Next Financing is defined as the next transaction (or series of related transactions) after the date of this Note in which the Company issues and sells shares of its common stock in exchange for aggregate gross proceeds to the Company of at least $5,000,000 (including any amounts received upon conversion or cancellation of indebtedness) and pursuant to which transaction the Holder and/or any of its affiliates purchases any such shares (in addition to any shares received upon conversion or cancellation of indebtedness).

The Note bears interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then accrued but unpaid interest, shall be due and payable upon the earlier of (i) at any time after the first anniversary of the issue date of this Note at the written request of the holder to the Company, or (ii) when, upon or after the occurrence of an event of default.  The Note is collateralized by substantially all of the Company’s assets.

The Company recorded interest expense related to the Note of $10,000 and $1,644 for the years ended September 30, 2007 and 2006, respectively.  The Company recorded interest expense related to the Note of $5,000 (unaudited), $5,000 (unaudited), and $16,644 (unaudited) for the six months ended March 31, 2008 and 2007 and for the period of October 11, 2005 (date of inception) through March 31, 2008, respectively.

Note 6 – Stockholder’s Equity

On October 11 2005, the Company was formed with the issuance of 37,300,000 shares of common stock, with no par value.  On February 22, 2006, the Company amended its articles of incorporation increasing the authorized number of shares from 20,000,000 to 60,000,000, and on July 10, 2008, from 60,000,000 to 120,000,000. The value for the Company’s common stock was determined by the management of the Company based on the value of the most recent transaction in its common stock.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Stock Options

On October 27, 2005 and December 31, 2005, the Company granted 3,000,000 and 2,250,000 stock options to two board of directors in consideration of the services to be rendered to the Company.  The options vested equally every six months from the grant date.  On August 26, 2006, both directors resigned from the Company, only 25% of the stock options vested, the Company forfeited the unvested shares totaled of 4,125,000.

On December 3, 2007, the Board of Directors adopted the 2007 Stock Incentive Plan (the “Plan”) of CelLynx, Inc.  All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards under the Plan.  The Plan will be administered by the Board.  The Board shall have authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  Subject to certain adjustments, awards may be made under the Plan for up to 25,000,000 shares of common stock of the Company.  The Board shall establish the exercise price at the time each Option is granted.

The following table summarizes information with respect to common stock issuable under the Plan and outside the Plan.

	Number of	Weighted Average
	Shares	Exercise Price
Outstanding, October 11, 2005 (date of inception)	-
Granted	5,250,000	$0.02
Forfeited	4,125,000
Exercised	-
Outstanding, September 30, 2006	1,125,000	$0.02
Granted	-
Forfeited	-
Exercised	-
Outstanding at September 30, 2007	1,125,000	$0.02
Granted	25,717,766	$0.09
Forfeited	-
Exercised	-
Outstanding at March 31, 2008 (unaudited)	26,842,766	$0.087
Exercisable at March 31, 2008 (unaudited)	4,838,254	$0.073

The number and weighted average exercise prices of all common shares outstanding as of March 31, 2008 (unaudited) are as follows:

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Options outstanding

			Weighted
		Weighted	Average
	Number	Average	Remaining
Range of	Outstanding	Exercise	Contractual Life
Exercise Price	March 31, 2008	Price	(Years)

$0.018	750,000	$0.018	7.58
$0.020	375,000	$0.020	7.76
$0.090	25,717,766	$0.090	4.56
	26,842,766	$0.087	4.69

Options Exercisable

			Weighted
		Weighted	Average
	Options	Average	Remaining
Range of	Exercisable	Exercise	Contractual Life
Exercise Price	at March 31, 2008	Price	(Years)

$0.018	750,000	$0.018	7.58
$0.020	375,000	$0.020	7.76
$0.090	3,713,254	$0.090	4.55
	4,838,254	$0.073	5.27

The assumptions used in calculating the fair value of options granted using the Black-Scholes option-pricing model are as follows:

	March 31, 2008	September 30, 2007	September 30, 2006
Expected life (years)	4 to 4.5	-	5.25
Risk-free interest rate	3.19% to 4.05%	-	4.39% to 4.57%
Expected volatility	100%	-	100%
Expected dividend yield	0%	-	0%

The weighted average grant-date fair value for the options granted during the year ended September 30, 2006 and the six months ended March 31, 2008 was $0.015 and $0.061 (unaudited), respectively.

The compensation expense related to the unvested options as of March 31, 2008 is $1,246,537 (unaudited) which will be recognized over the weighted average period of 2.62 years. Stock-based compensation expense to employees and non employees for the year ended September 30, 2007 and 2006 was $0 and $16,652, respectively. Stock-based compensation expense to employees and non employees for the six months ended March 31, 2008 and 2007 was $208,500 and $0, respectively (unaudited).

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

The Company granted 17,020,485 options on October 1, 2007 which increased the total amount of potential outstanding shares over the authorized 60 million shares; therefore, the Company was required to report the potential exercise of the options as a liability.  The options that were fully vested at the issuance of the options were valued at fair value on October 1, 2007 with the fair value of $89,618 being recorded as a liability and a corresponding reduction to additional paid in capital.  In addition to the 17,020,485 options issued on October 1, 2007, the Company issued an additional 8,697,281 options during the six months ended March 31, 2008.  The fair value of these options was calculated and the liability was increased by $208,500 with a corresponding increase to compensation expense.  The liability was reduced by $1,851 which was the change in fair value of the liability related to the options that were fully vested at the time that liability accounting was required.

Note 7 – Taxes

We have provided no current income taxes due to the losses incurred from October 11, 2005 (date of inception) through March 31, 2008  Net operating losses for tax purposes of approximately $909,068 (unaudited) at March 31, 2008 are available for carryover.  The net operating losses will expire from 2021 through 2023.  We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to our limited operating history.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.  When we demonstrate a history of profitable operation we will reduce our valuation allowance at that time.

A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended September 30, 2007 and 2006 and the six months ended March 31, 2008 and 2007 (unaudited) follows:

	September 30, 2007	September 30, 2006	March 31, 2008 (unaudited)	March 31, 2007 (unaudited)
Statutory federal income tax rate	(34)%	(34)%	(34)%	(34)%
State income taxes (benefit), net of federal taxes	(6)%	(6)%	(6)%	(6)%
Equity instruments issued for compensation/services	17%	18%	15%	2%
Valuation allowance	23%	22%	25%	38%
Effective income tax rate	0%	0%	0%	0%

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Significant components of deferred tax assets and liabilities are as follows:

	September 30, 2007	September 30, 2006	March 31, 2008 (unaudited)
Deferred tax assets:
Net operating loss carryforwards	$232,072	$149,864	$397,238
Valuation allowance	(232,072)	(149,864)	(397,238)
Net deferred tax assets	$—	$—	$—

The Company adopted FIN No. 48 on January 1, 2007.  There were no unrecognized tax benefits as of the date of adoption and there are no unrecognized tax benefits included in the balance sheet at March 31, 2008, that would, if recognized, affect the effective tax rate.

Note 8 – Related Parties

On March 27, 2007, the Company issued convertible promissory notes to two stockholders of the Company.  The principal of each note was $20,000 for a combined total of $40,000.  The promissory notes bear interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All or a portion of the outstanding principal amount and accrued interest is convertible at the option of the note holder at $0.10 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations). All unpaid principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable on the earlier of (i) that date which is two years after the issue date listed above, or (ii) when, upon or after the occurrence of an Event of Default as defined in the promissory note.

Subsequent to this note and prior to September 30, 2007, the stockholders advanced the Company an additional $6,200 each for a combined total of $12,400.  The amount due under all notes to the stockholders at September 30, 2007 was $52,400.

On October 25, 2007, the Company issued convertible promissory notes to the above stockholders.  Each note was for $10,000 which included the $6,200 that was previously advanced and an additional $3,800.  The combined total for the two notes was $20,000. The balance due to the stockholders at March 31, 2008 is $60,000 (unaudited).

The Company recorded interest expense related to the notes of $800 and $0 for the year ended September 30, 2007 and 2006, respectively.  The Company recorded interest expense related to note of $1,200 (unaudited) $0 (unaudited)and $2,000 (unaudited) for the six months ended March 31, 2008 and 2007 and for the period of October 11, 2005 (date of inception) through March 31, 2008, respectively.

Note 9 – Operating Lease

On February 21, 2008, the Company entered into a one year lease for office space.  The lease requires monthly payments of $2,198.

CelLynx, Inc.
(A Development Stage Company)
Notes To Financial Statements

Note 10 – Subsequent Event (unaudited)

On July 10, 2008, the Company amended its articles of incorporations increasing the authorized number of shares from 60,000,000 to 120,000,000.

On July 24, 2008, the Company entered into a a Share Exchange Agreement, as amended by and among the Company, the Company’s stockholders and Norpac Technologies, Inc., a publicly traded Nevada corporation (“Norpac”)  Under the Exchange Agreement, Norpac acquired all of the equity interests of the Company in exchange for issuing restricted common stock to the Company’s stockholders in an aggregate amount equal to approximately 70% of the total issued and outstanding shares of Norpac’s common stock immediately after the closing of the reverse take-over, taking into account certain derivative shares held by certain of the Company’s stockholders and noteholders.   As a result, the Company’s stockholders received 77,970,956 shares of Norpac’s common stock in exchange for 100% of the Company’s common stock.   However, Norpac had only 41,402,110 authorized, unissued and unreserved shares of common stock available, after taking into account the shares of common stock issued and reserved in the Financing described below.  Pursuant to the Exchange Agreement, in the event that there were an insufficient number of authorized but unissued and unreserved common stock to complete the transaction, Norpac issued all of the available authorized but unissued and unreserved common stock to the Company’s stockholders in a pro rata manner and then establish a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and issue that number of shares of Series A Preferred Stock such that the common stock underlying the Series A Preferred Stock plus the common stock actually issued to the Company’s stockholders would equal the total number of shares of common stock due to the Company’s stockholders under the Exchange Agreement.  As a result, Norpac issued to the Company’s stockholders an aggregate of 32,454,922 shares of common stock and 45,516,034 shares of Series A Preferred Stock.  The Series A Preferred Stock automatically converts into common stock on a one-to-one ratio upon the authorized capital stock of Norpac being increased to include not less than 150,000,000 shares of common stock.

Prior to the closing, on July 23, 2008, Norpac entered into a Regulation S Subscription Agreement pursuant to which the Norpac agreed to issue and sell 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to eight foreign investors for an aggregate purchase price of $1,575,000.

Prior to the closing, on July 22, 2008, the Company entered into a Master Global Marketing and Distribution Agreement with Dollardex Group Corp. (“Dollardex”) whereby Dollardex shall act as the Company’s exclusive distributor of the Company’s products and related accessories in the following regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa and South East Asia.